Exhibit (m)(2)

EXHIBIT A

Dated November 8, 2012

Amended May 2026

Funds	Approved Distribution Fee Rate
KraneShares CSI China Internet ETF	0.25%
KraneShares Bosera MSCI China A 50 Connect Index ETF	0.25%
KraneShares MSCI China Clean Technology Index ETF	0.25%
KraneShares Emerging Markets Consumer Technology Index ETF	0.25%
KraneShares MSCI One Belt One Road Index ETF	0.25%
KraneShares Asia Pacific High Income USD Bond ETF	0.25%
KraneShares MSCI All China Health Care Index ETF	0.25%
KraneShares Electric Vehicles and Future Mobility Index ETF	0.25%
KraneShares MSCI Emerging Markets ex China Index ETF	0.25%
Quadratic Interest Rate Volatility and Inflation Hedge ETF	0.25%
KraneShares Global Carbon Strategy ETF	0.25%
KraneShares SSE Star Market 50 Index ETF	0.25%
KraneShares Value Line® Dynamic Dividend Equity Index ETF	0.25%
KraneShares Hang Seng TECH Index ETF	0.25%
KraneShares Mount Lucas Managed Futures Index Strategy ETF	0.25%
Quadratic Deflation ETF	0.25%
KraneShares California Carbon Allowance Strategy ETF	0.25%
KraneShares KWEB Covered Call Strategy ETF	0.25%
KraneShares 90% KWEB Defined Outcome January 2027 ETF	0.25%
KraneShares 100% KWEB Defined Outcome January 2027 ETF	0.25%
KraneShares Hedgeye Hedged Equity Index ETF	0.25%
KraneShares Artificial Intelligence and Technology Public and Private ETF (formerly, KraneShares Artificial Intelligence and Technology ETF)	0.25%
KraneShares China Alpha Index ETF	0.25%
KraneShares Man Buyout Beta Index ETF	0.25%
KraneShares Sustainable Ultra Short Duration Index ETF	0.25%

KraneShares 2x Long BABA Daily ETF	0.25%
KraneShares 2x Long PDD Daily ETF	0.25%
KraneShares 2x Long JD Daily ETF	0.25%
KraneShares 2x Long BIDU Daily ETF	0.25%
KraneShares 2x Long MELI Daily ETF	0.25%
KraneShares Global Humanoid Robotics and Physical AI Index ETF (formerly, KraneShares Global Humanoid and AI Index ETF)	0.25%
KraneShares Wahed Enhanced Income Strategy ETF	0.25%
KraneShares Dragon Capital Growth of Vietnam Index ETF (formerly, KraneShares Dragon Capital Vietnam Growth Index ETF)	0.25%
KraneShares InspereX Nasdaq Dynamic Buffered High Income Index ETF	0.25%
KraneShares MSCI China A Hedged Index ETF*	0.25%
KraneShares Eastern US Carbon Strategy ETF*	0.25%
KraneShares Global EM Revenue Leaders Index ETF*	0.25%
KraneShares 2x Long TSM Daily ETF*	0.25%
KraneShares 2x Long GRAB Daily ETF*	0.25%
KraneShares 2x Long SE Daily ETF*	0.25%
KraneShares 2x Long ASML Daily ETF*	0.25%
KraneShares MLM Commodity Long/Neutral Index Strategy ETF^	0.25%
KraneShares Asia AI Infrastructure ETF (formerly, KraneShares China AI and Technology ETF)^	0.25%
KraneShares InspereX S&P Intraday Edge Autocallable Index ETF^	0.25%
KraneShares High-Bandwidth Memory ETF^	0.25%
KraneShares Photonic and Optical ETF (formerly, KraneShares Public-Private Optical AI Infrastructure ETF)^	0.25%
KraneShares Public-Private Digital and Tokenized Finance ETF^	0.25%
KraneShares Public-Private AI Energy Demand ETF^	0.25%
KraneShares Public-Private Space and Defense Tech ETF^	0.25%
KraneShares Public-Private TPU & Next-Gen Computing ETF^	0.25%

^	Fund registration not effective and Fund not operational
*	Fund not operational

Calculation of Fees

Distribution fees are based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Funds with Multiple Share Classes

With respect to any Fund that offers more than one share class, references to “Fund” in Sections 3, 6, 7 and 8 above and the text under the “Calculation of Fees” heading above are to be read as referring to the share class of the applicable Fund identified above.